Exhibit 99.1

Directors

CTBI Directors

Jean R. Hale, Chairman

Charles J. Baird

Nick Carter*

Franklin H. Farris, Jr.

Eugenia "Crit" Luallen

James E. McGhee II

Franky Minnifield

M. Lynn Parrish

Anthony St. Charles

CTIC Directors

Jean R. Hale, Chairman

Nick Carter*

Mark Gooch

Andy Waters

Charles Baird

E.B. Lowman II

Eugenia "Crit" Luallen

CTB Directors

Jean R. Hale, Chairman

Mark A. Gooch

David E. Collins**

Eugenia "Crit" Luallen

Ina Michelle Matthews**

Franky Minnifield

Chad C. Street**

* Nick Carter is retiring effective April 27, 2021.

** David E. Collins, Ina Michelle Matthews, and Chad C. Street have been nominated for election to the CTBI Board

2

Executive Officers

Jean R. Hale	Chairman, President and CEO
Mark A. Gooch	CTB President and CEO
Andy Waters	CTIC President and CEO
Kevin J. Stumbo	EVP/Chief Financial Officer
Steven E. Jameson	EVP/Chief Internal Audit and Risk Officer
James J. Gartner	EVP/Chief Credit Officer
James B. Draughn	EVP/Operations
C. Wayne Hancock	EVP/Senior Staff Attorney
Larry W. Jones	EVP/Central Region President
Richard W. Newsom	EVP/Eastern Region President
Ricky Sparkman	EVP/South Central Region President
D. Andrew Jones	EVP/Northeastern Region President

3

 Cautionary Statement  Information provided herein by CTBI contains “forward-looking” information. CTBI cautions that any forward-looking statements made are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. Please refer to CTBI’s 2020 Annual Report on Form 10-K, Cautionary Statement Regarding Forward Looking Statements for additional information.  4

2020 Key Metrics

▪ Total Assets	$5.1 billion
▪ Market Capitalization	$659.9 million
▪ Cash Dividend Yield	4.16%
▪ P/E Ratio	11.1x
▪ Price to Book Value	1.0x
▪ Price to Tangible Book Value	1.1x
▪ Tangible Common Equity Ratio	11.62%

- Competitive Position
  - 2nd largest Kentucky domiciled bank holding company
  - 2nd in Kentucky in deposit market share of all Kentucky domiciled FDIC insured institutions
  - 6th largest bank in Kentucky in terms of deposit market share of all FDIC insured institutions

Financial data as of December 31, 2020

5

Our Banking Franchise

Central Region

Loans - $740 million

Deposits - $1.1 billion

- Danville
- Lexington
- Mt. Sterling
- Richmond
- Versailles
- Winchester

Eastern Region

Loans - $1.0 billion

Deposits - $1.8 billion

- Floyd/Knott/Johnson
- Hazard
- Pikeville
- Tug Valley
- Whitesburg

Northeastern Region

Loans - $427 million

Deposits - $576 million

- Advantage Valley
- Ashland
- Flemingsburg
- Summersville

South Central Region

Loans - $759 million

Deposits - $869 million

- Campbellsville
- LaFollette
- Middlesboro
- Mt. Vernon
- Williamsburg

Indirect Lending

Loans - $620 million

CTIC

Assets Under Management - $2.8 billion (including $1.0 billion CTB)
Revenues - $14.6 million

- Ashland
- LaFollette
- Lexington
- Pikeville
- Versailles

Financial data as of December 31, 2020

6

 Trust Assets Under Management & Trust Revenue  Includes CTB portfolio  Assets in billionsRevenue in millions  7

 2020 Performance

 2020 Performance Summary   Goals ResultsEarnings $57.5 - $58.6 million $59.5 millionEPS $3.23 - $3.29 per share $3.35 per shareROAA 1.29% - 1.32% 1.23%ROAE 9.09% - 9.28% 9.36%Assets $4.39 - $4.66 billion $5.14 billionLoans $3.33 - $3.47 billion $3.55 billionDeposits $3.69 - $3.84 billion $4.37 billionShareholders’ equity $632.1 - $657.9 million $654.9 million  9

 Shareholder Value

 Dividends Per Share  2020 cash dividends increased 3.4%Dividend payout ratio for 2020 was 45.7%Desired level between 40% and 50%December 31, 2020 cash dividend yield was 4.16%Cash dividend increased to $0.385 per share effective October 1, 2020  11

 Shareholders’ Equity  Shareholders’ equity has increased 28.6% during the past five years6.4% compound growth rate for the past five years  (in millions)  12  6.4%

 Book Value Per Share  Tangible Common Equity/Assets  13

 Total Market Capitalization  Peer data obtained from S&P Global; peer group consists of publicly traded regional bank holding companies with comparative assets, as defined in our Proxy Statement.  (in millions)  14  Price to Tangible Book Value 2015 2016 2017 2018 2019 2020CTBI 1.50x 2.01x 1.79x 1.41x 1.51x 1.12xPeer 1.71x 1.83x 2.17x 1.96x 1.85x 1.73x

 5 Year Cumulative Total ReturnComparison of CTBI, NASDAQ Stock Market (U.S.), and NASDAQ Bank Stocks  An investment in CTBI stock on December 31, 2015 would have underperformed the NASDAQ Stock Market (U.S.) and the NASDAQ Bank Stocks Index at December 31, 2020.  15

 Comparison to Russell 2000 Indexof Small Cap Companies  3-, 5-, and 10-year total returns annualized  Return to Investors  16  December 31, 2020

 Core Value Long-Term Investment  12 stock splits and 10 stock dividends40 years of consecutive increases in cash dividends5-year compound growth rate of cash dividends 4.7%Stock included in the NASDAQ Global Select Market, NASDAQ Dividend Achievers Index, and NASDAQ Bank Stock IndexCTBI shareholders include186 institutional investors (including CTIC – 10.16%) hold 10.5 million shares (55.3%)309 mutual funds hold 5.1 million shares (28.6%)  Data as of December 31, 2020  17

CTBI's Franchise Value

- History of solid investor returns
- Historically strong capital position
- Investor focused dividend policy
  - Dividend Achievers Index
- Consistent financial performance
- Community banking strategy
- Economic diversity in the markets we serve
- Strong experienced management team and over 1,000 dedicated employees
- Our shareholders

18

 Earnings Review

 Earnings Per Share  EPS decreased 8.0% from 2019 to 2020  20

 Return on Average Assets  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2020 for bank holding companies with consolidated assets of $3 billion to $10 billion.  21

 Net Income  Net income decreased 7.8% from 2019 to 2020  (in millions)  22

 Revenues  2020 revenues increased 5.4% from 2019  (in millions)  23

 Noninterest Incomeas a % of Total Revenue  2020 noninterest income increased 8.7% from 2019Increases in gains on sales of loans, securities gains, and loan related fees  (in millions)  24

 Net Interest Revenue  2020 net interest revenue increased by 4.2% from 2019Net interest margin decreased 27 basis pointsAverage earning assets increased $518.2 million, or 12.8%  (in millions)  25

 Net Interest Margin  Pressure on the margin1-year cumulative gap position at 12/31/20 – (9.41)%  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2020 for bank holding companies with consolidated assets of $3 billion to $10 billion.  % of assets repricingWithin 30 days 30.24%% of liabilities repricing Within 30 days 44.25%Within 90 days 50.52%Within 180 days 54.22%  26

 Net Noninterest Expenseas a % of Average Earning Assets  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2020 for bank holding companies with consolidated assets of $3 billion to $10 billion.  (in millions)  27  Noninterest Expense & Efficiency Ratio  (in millions)

 Balance Sheet Review

 Total Assets  Total assets at 12/31/20 increased $773.1 million, or 17.7%, from 12/31/19Loans increased $305.5 million or 9.4%Investment portfolio increased $397.4 million or 66.0%Deposits increased $739.5 million or 20.4%  (in billions)  29

 Total Loans  Total loans at 12/31/20 increased 9.4% from 12/31/19Loan production for the year totaled $1.5 billion  (in billions)  30  Loan Portfolio Mix  December 31, 2020

 CARES Act Loan Deferral Status  31       Deferrals                       One Time    Two Times    Three Times    Four Times    Outstanding    (dollars in millions)  Number  Amount  Number  Amount  Number  Amount  Number  Amount  Number  Amount  Commercial  841  $571  153  $223  45  $83  5  $3  109  $118  Residential   552  63  100  10  15  2  1  0  108  9  Consumer  2,088  36  41  1  3  0  0  0  193  3    3,481  $670  294  $234  63  $85  6  $3  410  $130

 PPP Loans  32  As of December 31, 2020, we have closed 2,962 PPP loans totaling $277.0 million 2,817 were under $350 thousand132 were between $350 thousand and $2.0 million13 were over $2.0 million

 Concentrations of Creditas a % of Total Loans  December 31, 2020  There were no nonperforming loans in any of these loan categories as of December 31, 2020.  33

 Net Charge-offsas a % of Average Loans  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 12/31/2020 for bank holding companies with consolidated assets of $3 billion to $10 billion.  December 31, 2020  34  Nonperforming Loansas a % of Total Loans

 Nonperforming Assetsas a % of Total Assets  $7.7 million in other real estate owned  35  Loan Loss Reserveas a % of Net Loans  Peer data obtained from the Federal Reserve Bank Holding Company Performance Report as of 3/31/2020 for bank holding companies with consolidated assets of $3 billion to $10 billion.  Loan loss reserve excluding PPP loans – 1.45%

 Allowance for Credit Losses  36     4Q19 Probable Incurred Losses    January 1, 2020 CECL Adoption    March 31, 2020 CECL    December 31, 2020 CECL    (dollars in thousands)  Amount  % of Portfolio  Amount  % of Portfolio  Amount  % of Portfolio  Amount  % of Portfolio  Allowance for loan and lease losses transitioned to allowance for credit losses:                          Commercial  $21,683  1.30%  $21,680  1.30%  $30,030  1.79%  $27,577  1.46%  Residential mortgage  5,501  0.61%  7,319  0.81%  7,850  0.86%  8,676  0.98%  Consumer direct  1,711  1.16%  1,671  1.13%  2,200  1.51%  1,863  1.22%  Consumer indirect  6,201  1.18%  7,467  1.42%  9,365  1.69%  9,906  1.60%  Total allowance for loan and lease losses/allowance for credit losses   $35,096   1.08%   38,137   1.17%   $49,445   1.50%   $48,022   1.35%                             Reserve for unfunded lending commitments  $274     $386     $404     $494

 Total Other Real Estate Owned  Sales of foreclosed properties for the year ended 12/31/20 $14.8 millionNew bookings in 2020 $4.4 millionProperties under contract to sell at 12/31/20 $1.2 million  (in millions)  37

 Total Depositsincluding Repurchase Agreements  38  Total Depositsincluding Repurchase Agreements  December 31, 2020  (in billions)

 1st Quarter 2021 Review

 Key Metrics – 1st Quarter 2021  Total Assets $5.4 billionMarket Capitalization $784.9 millionCash Dividend Yield 3.50%P/E Ratio 8.16xPrice to Book Value 1.2xPrice to Tangible Book Value 1.3xTangible Common Equity Ratio 11.27%  Financial data as of March 31, 2021  40

 Earnings Per Share  41

 Net Income  42  (in millions)

 Earnings  Net interest income for the quarter of $40.2 million was $1.6 million, or 4.2%, above prior quarter and $4.0 million, or 11.0%, above first quarter 2020. We recovered $2.5 million of our provision for credit losses during the quarter ended March 31, 2021, as a result of improvement in our net charge-off experience. Provision for credit losses for the prior quarter and prior year same quarter was $1.0 million and $12.7 million, respectively.Noninterest income for the quarter ended March 31, 2021 of $15.6 million was a $0.3 million, or 2.1%, increase from prior quarter and a $4.1 million, or 35.2%, increase from prior year same quarter.Noninterest expense for the quarter ended March 31, 2021 of $28.3 million decreased $5.3 million, or 15.8%, from prior quarter, but increased slightly by $0.1 million, or 0.3%, from prior year same quarter.  43

 Noninterest Income  Q-O-Q increases in loan related fees, net gains on other real estate owned, and trust revenue, partially offset by declines in securities gains and deposit related feesY-O-Y increases in loan related fees and net gains on loans, partially offset by a decline in securities gains  (in millions)  44

 Noninterest Expense  Q-O-Q decreases in personnel expense, taxes other than property and payroll, and net other real estate owned expenseY-O-Y increases in personnel expense and data processing expense, offset by decreases in taxes other than property and payroll and net other real estate owned expense  (in millions)  45

 Total Assets  Total assets at 3/31/21 increased $221.0 million, or an annualized 17.4%, during the first quarterLoans decreased $15.4 millionInvestment portfolio increased $157.7 millionDeposits, including repurchase agreements, increased $216.1 million  (in billions)  46

 Total Loans  Loan portfolio decreased at an annualized rate of 1.8% during the quarterLoans increase from prior year first quarter 7.6%  (in billions)  47

 CARES Act Loan Deferral Status  48      At March 31, 2021, the number of customers with CARES Act deferrals reduced to 226 for a total outstanding amount of $81.8 million73 commercial with a total outstanding amount of $73.8 million83 residential with a total outstanding amount of $6.5 million70 consumer with a total outstanding amount of $1.5 million

 49  PPP Loans  As of March 31, 2021, we had closed 4,819 Paycheck Protection Program (PPP) loans totaling $376.1 million2,962 loans totaling $277.0 million stemming from the CARES Act1,857 loans totaling $99.1 million in new PPP loans stemming from the Consolidated Appropriations Act 2021Through March 31, 2021, we have had 1,563 of our PPP loans forgiven by the SBA in a total amount of $117.2 million$98.1 million during the first quarter 2021

 Nonperforming Loansas a % of Total Loans  50

 Nonperforming Assetsas a % of Total Assets  51

 Net Charge-offsas a % of Average Loans (annualized)  52

 Allowance for Credit Losses  We recognized a recapture of allowance for credit losses with a credit to provision for credit losses of $2.5 million for the first quarter of 2021, compared to a provision for credit losses of $1.0 million for the prior quarter and $12.7 million for the first quarter of 2020.The change in the provision for credit losses compared to the fourth quarter of 2020 was due primarily to the improvement in net charge off experience affecting our vintage loss analysis in several segments, the most significant of those being the indirect lending and residential lending segments.Our credit loss reserve as a percentage of total loans outstanding at March 31, 2021 was 1.28% (1.38% excluding PPP loans) compared to 1.35% at December 31, 2020 (1.46% excluding PPP loans) and 1.50% at March 31, 2020.  53

 Total Depositsincluding Repurchase Agreements  Deposits, including repurchase agreements, increased an annualized 20.0% from prior quarter and 26.3% from prior year first quarter  (in billions)  54

 Efficiency Ratio  55

 Key Strategic Initiatives

Operational Priorities

- Build core earnings capacity
  - Quality loan growth
  - Low cost deposit growth
- Expansion and growth through acquisitions and new branches
- Manage net interest margin
- Operational efficiency
  - Expense control
  - Noninterest revenue growth
- Compliance management
- Increase noninterest income
  - Trust and wealth management
  - Brokerage
- Continuing focus on improving asset quality
- Continuing liquidation of other real estate owned portfolio

57

To Our Shareholders   Your management has a Strategic Plan for the performance and operations of your company. Success will be attained by the execution of this plan, not just by management, but by approximately 1,000 employees. The continuing support by you, our shareholders, by referring your friends, neighbors, and business associates to do business with your bank, is invaluable to the execution of our plans for the performance of your Company.  58

 59